UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 6, 2009

LIMCO-PIEDMONT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33604	73-1160278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5304 S. Lawton Ave., Tulsa, Oklahoma 74107
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 445-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 3, 2009, Limco-Piedmont Inc., a Delaware corporation ( the “Company” or “Limco”), TAT Technologies Ltd., an Israeli company ( “TAT”), and LIMC Acquisition Company, a Delaware corporation and a wholly owned Subsidiary of TAT (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby Merger Sub will merge with and into Limco and Limco shall become a wholly-owned subsidiary of TAT (the “Merger”).  TAT presently owns 61.8% of Limco’s common stock.

The Merger Agreement and the Merger were unanimously approved by a Special Committee of Limco’s Board of Directors composed entirely of independent directors, and were subsequently unanimously approved by the Board of Directors.  The terms of the Merger Agreement are the result of arms-length negotiations between representatives of TAT and the Special Committee.

At the effective time of the Merger, each outstanding share of Limco’s common stock will be converted automatically into the right to receive five tenths (.5) of an ordinary share of TAT.  At the effective time of the Merger, all options to purchase Limco common stock that are outstanding immediately prior to the effective time of the Merger will terminate.

Limco’s common stock will continue to trade on the Nasdaq Global Market until the completion of the Merger. Following the completion of the Merger, Limco’s common stock will no longer be listed on the Nasdaq Global Market and will be deregistered under the Securities Exchange Act of 1934. In the Merger, holders of Limco common stock will receive ordinary shares of TAT which are publicly traded on the NASDAQ Capital Market under the symbol “TATTF” and the Tel Aviv Stock Exchange.  It is anticipated that immediately following the effective time of the Merger, ordinary shares of TAT will commence trading on the NASDAQ Global Market.

Based on the number of shares of Limco common stock and TAT ordinary shares outstanding on March 31, 2009, immediately after the effective time of the merger, former Limco public stockholders will own TAT ordinary shares representing approximately 27.8% of the then-outstanding TAT ordinary shares.

Completion of the Merger is conditioned upon the satisfaction (or waiver if legally permissible) of a number of conditions, including, among others the effectiveness of TAT’s registration statement on Form F-4 and the adoption of the Merger Agreement by the stockholders of Limco.  TAT holds 61.8% of the shares of Limco’s outstanding common stock and has advised Limco’s board that it intends to vote for approval and adoption of the merger.  Accordingly, such approval and adoption is assured.

The Merger Agreement may be terminated at any time, prior to the effective time of the merger (notwithstanding any approval by Limco’s stockholders), by mutual written consent of TAT and Limco, or as follows:

•	by either TAT or Limco if, among other things:

•	the merger has not been completed by September 30, 2009; or

•	the adoption of the Merger Agreement by Limco’s stockholders has not been obtained; or

•	any legal requirement or final and non-appealable injunction prohibits the consummation of the merger,

•
by TAT if Limco breaches any of its representations, warranties, covenants or agreements, such that the applicable closing conditions for TAT to effect the merger as set forth in the Merger Agreement would not be satisfied and such breach is not cured (if curable) within 30 days of delivery of written notice by TAT to Limco of Limco’s breach (so long as TAT is not itself in breach of the any of its representations, warranties, covenants or agreements so as to cause the applicable closing conditions for Limco to effect the merger as set forth in the Merger Agreement not to be satisfied); or

•
by Limco if TAT breaches any of its representations, warranties, covenants or agreements, such that the applicable closing conditions for Limco to effect the merger as set forth in the Merger Agreement would not be satisfied and such breach is not cured (if curable) within 30 days of delivery of written notice by Limco to TAT of TAT’s breach (so long as Limco is not itself in breach of any of its representations, warranties, covenants or agreements so as to cause the applicable closing conditions for TAT to effect the merger as set forth in the Merger Agreement not to be satisfied).

The Merger Agreement contains representations and warranties made by Limco relating to, among other things:  organization, good standing organizational documents; capital structure of Limco; SEC filings, financial statements, absence of liabilities; absence of certain changes; intellectual property rights; title to assets and property; material contracts; compliance with legal requirements; legal proceedings and orders; governmental authorizations; tax matters; employee benefit plans; labor matters; environmental matters; insurance; authority of Limco related to the Merger Agreement; required stockholder vote; conflicts, required filings and consents; and payment of fees to brokers.

The Merger Agreement contains representations and warranties by TAT and Merger Sub relating to, among other things:  organization and good standing; organizational documents; capital structure of TAT; SEC filings, financial statements; absence of liabilities; absence of certain changes; intellectual property rights; title to assets and properties; material contracts; compliance with legal requirements; legal proceedings and orders; governmental authorizations; tax matters, employee benefit plans, labor matters, environmental matters, insurance; authority of TAT related to the Merger Agreement; conflicts, required filings and consents; payment of fees to brokers; and operation of merger sub.

Many of the representations of Limco, TAT and Merger Sub are qualified by materiality, knowledge or a material adverse effect standard.

Pursuant to the Merger Agreement, each of the parties agreed, during the period from the execution of the Merger Agreement until the effective time of the merger (or, if earlier, until the termination date) (the “Pre-Closing Period”), it and its subsidiaries will conduct their business in all material respects only in the ordinary course and to use commercially reasonable efforts, consistent with past practice to:

•
preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, officers, employees, business associates and consultants;

•	maintain and keep its material properties and assets in good repair and condition;

•	maintain in effect all material governmental permits pursuant to which it currently operates; and

•	maintain and enforce all material intellectual property rights.

In addition, Limco agreed during the Pre-Closing Period, not to (and not to permit its subsidiaries), without TAT’s prior written consent:

•	amend its organizational documents except for such amendments that would not prevent or materially impair the consummation of the transactions contemplated by the Merger Agreement;

•	split, combine or reclassify its outstanding shares of capital stock without adjusting the merger consideration;

•	declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; or

•	adopt a plan of complete or partial liquidation or dissolution.

TAT agreed during the Pre-Closing Period, not to (and not to permit its subsidiaries), without Limco’s prior written consent:

•	amend its organizational documents except for such amendments that would not prevent or materially impair the consummation of the transactions contemplated by the Merger Agreement;

•	split, combine or reclassify its outstanding shares of capital stock without adjusting the merger consideration;

•	declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock; or

•	adopt a plan of complete or partial liquidation or dissolution.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference and a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.  The Merger Agreement has been attached as an exhibit hereto to provide investors and security holders with information regarding its terms.

Additional Information and Where to Find it

In connection with the proposed merger, Limco and TAT intend to file materials relating to the transaction with the SEC, including a registration statement of TAT, which will include a prospectus of TAT and a proxy statement of Limco. Investors and security holders are urged to carefully read the registration statement and the proxy statement/prospectus and any other materials regarding the proposed merger when they become available, because they will contain important information about TAT, Limco and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus when it becomes available and other documents filed with the sec at the SEC's website at www.sec.gov. The definitive proxy statement/ prospectus and such other documents may also be obtained for free by directing a request to Mary Dowdy, Chief Financial Officer at 918-445-4331.

Cautionary Statement Regarding Forward Looking Statements

The statements made herein are forward-looking statements.  The forward-looking statements relate to the planned merger, including the reasons and timing of such transaction.  These forward-looking statements involve risks and uncertainties that could cause Limco’s results to differ materially from management’s current expectations.  Such risks and uncertainties include, but are not limited to, the risk that we are not able to realize the benefits expected from the merger.  In addition, other risks that Limco faces in running its operations include, but are not limited to, general business conditions in the airline industry, changes in demand for their services and products, the timing and amount or cancellation of orders, the price and continuity of supply of component parts used in its operations, and other risks detailed from time to time in Limco’s filings with the Securities Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in the foregoing forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.

Item 7.01                      Regulation FD Disclosure.

On April 3, 2009, the Company issued a press release entitled “Limco-Piedmont Inc. and TAT Technologies Ltd. Announce Merger”. The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Title

2.1	Agreement and Plan of Merger, dated April 3, 2009, by and among Limco-Piedmont Inc., TAT Technologies Ltd., and LIMC Acquisition Company

99.1	Press Release, dated April 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMCO-PIEDMONT INC.

	By:	/s/ Mary Dowdy
Mary Dowdy
Chief Financial Officer

Date: April 6, 2009

EXHIBIT INDEX

Exhibit No.	Title

2.1	Agreement and Plan of Merger, dated April 3, 2009, by and among Limco-Piedmont Inc., TAT Technologies Ltd., and LIMC Acquisition Company

99.1	Press Release, dated April 3, 2009